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                                                                 EXHIBIT 10.02

                         SECOND AMENDMENT AND AGREEMENT

                This Second Amendment and Agreement (hereinafter the "Amendment") is made and entered into as of the 28th day of May, 1999 between Northwind Aladdin, LLC, a Nevada limited-liability company ("Northwind") and Aladdin Gaming, LLC, a Nevada limited-liability company ("Aladdin").

                                  WITNESSETH:

                WHEREAS, Northwind and Aladdin are parties to (i) that certain Lease dated as of December 3, 1997 ( the "Lease"), (ii) that certain Development Agreement dated as of December 3, 1997 (the "Development Agreement"), and (iii) that certain Energy Service Agreement dated as of September 24, 1998 (the "Energy Service Agreement", and, collectively with the Lease and the Development Agreement, the "Agreements"); and

                WHEREAS, the Agreements contemplate that Northwind will construct and operate the "Northwind Facilities" (as such term is defined in the Energy Service Agreement) to provide hot water, chilled water and electricity services to Aladdin, including construction and operation of certain facilities to generate electricity; and

                WHEREAS, the parties on September 25, 1998 executed an Amendment and Agreement to the Agreements ("Amendment No. 1") providing that is shall not be necessary for the Northwind Facilities to construct or operate facilities for generating electricity; and

                WHEREAS, the parties have determined that is shall be necessary for Northwind to construct and operate facilities for generating "Emergency Power" (as such term is defined herein below), and accordingly the parties desire to amend the Agreements to reflect such determination;

                WHEREAS, the parties also have determined that is shall be necessary to clarify the definition of "Investment in the Northwind Facilities," and accordingly the parties desire to amend the Energy Service Agreement accordingly.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Northwind and Aladdin as follows:

         1. Any capitalized term in this Amendment that is not defined herein shall have the meaning specified or referred to in Annex A to the Energy Service Agreement.

         2. The definition of "Development Costs" in Annex A to the Energy Service Agreement is hereby deleted and replaced with the following:

         "DEVELOPMENT COSTS" means the aggregate of: (a) all costs and expenses of the Supplier, the Customer and Music incurred prior to December 3, 1997 for outside engineering work in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof; (b) all costs and expenses of the Supplier incurred on or after December 3, 1997

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          in connection with the design and construction of the Northwind
          Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof, provided that internal legal and engineering costs and expenses shall only be included to the extent that the same do not exceed, in the aggregate, $375,000; and (c) all costs and expenses of the Customer incurred in connection with the matters set forth in this Agreement and the Related Agreements and the documentation thereof, and (d) all costs and expenses of the Customer incurred on or after December 3, 1997 for outside engineering work in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof; but only to the extent that the same, when aggregated with all of the costs and expenses of Customer for outside engineering work prior to December 3, 1997, in the aggregate do not exceed an amount reasonably agreed to in writing, by Customer and Supplier.

        3. Section I.D.(i) of Exhibit C to the Energy Service Agreement is hereby deleted and replaced with the following:

        ["]the 'Plant Price' (as defined in the Development Agreement[)]; PLUS"

        4. Notwithstanding any provisions in Amendment No. 1 to the Lease, Northwind shall have the obligation to construct, operate and maintain facilities for the generation and delivery of Emergency Power, as defined below, for the benefit of Aladdin and shall deliver Emergency Power to Aladdin in accordance with Paragraph 7 hereof, and the Lease is amended accordingly, effective immediately. This Amendment shall be considered Amendment No. 2 to the Lease. Except as expressly amended herein, the Lease remains in force.

        5. Notwithstanding any provisions in Amendment No. 1 to the Development Agreement, Northwind shall have the obligation to construct, operate and maintain facilities for the generation and delivery of Emergency Power, as defined below, for the benefit of Aladdin and shall deliver Emergency Power to Aladdin in accordance with Paragraph 7 hereof, and the Development Agreement is amended accordingly, effective immediately. This Amendment shall be considered Amendment No. 2 to the Development Agreement. Except as expressly amended herein, the Development Agreement remains in force.

        6. Notwithstanding any provisions in Amendment No. 1 to the Energy Service Agreement, Northwind shall have the obligation to construct, operate and maintain facilities for the generation and delivery of Emergency Power, as defined below, for the benefit of Aladdin and shall deliver Emergency Power to Aladdin in accordance with paragraph 7 hereof, but only on a standby basis in the event that Aladdin's regular electricity supply has failed for whatsoever reason. The Energy Service Agreement is amended accordingly, effective immediately.

        7. Emergency Power shall mean the supply, installation, operation and servicing of three (3) 1,750 kilowatt diesel engine generators, with a total capacity of 5.25 megawatts. Two such generators shall start, synchronize and deliver power within ten (10) seconds or less from any loss of electric power. The third such generator shall start, synchronize and deliver power within fifteen (15) to twenty (20) seconds or less from any loss of electric power. All three


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generators shall be operated using diesel fuel. Northwind shall maintain a fuel supply sufficient to run all three generators at full capacity for a minimum time of two (2) hours. Emergency Power shall be provided for the "Legally Required Load" to all Aladdin facilities served in ten (10) seconds or less from the loss of electric power. The Legally Required Load is defined as 1.9 MVA delivered to Aladdin and which shall provide electricity for egress lighting, smoke management, special egress control devices, required elevators, and cooling for associated machine rooms, fire pumps and emergency communication systems.

           Once power is delivered for the Legally Required Load, Emergency Power shall be provided for all designated "Optional Loads" in twenty (20) seconds or less from the loss of electric power. Optional Loads means 1.55 MVA delivered to Aladdin and which shall be segregated from the Legally Required Load pursuant to National Electric Code requirements, and shall have load and delay capabilities. The method of segregation shall be compatible with the Plant's paralleling switchgear master controls. Integration at the controls must be a coordinated effort between the CUP and user engineers. In the case where one (1) of the three (3) diesel generator sets is not operations or the Legally Required Load approaches the rating of two (2) of the three (3) diesel generator sets, delayed optional load transfer and/or load shedding shall be utilized to provide priority and capacity for the legally Required Load.

        8. Notwithstanding any provision in this Amendment, as of the Initial Services Date, Northwind shall provide the Initial Services to Aladdin in an amount required by Aladdin which does not exceed the Initial Customer Energy Requirements and as of the Substantial Completion Date, and Northwind shall supply Services to Aladdin in an amount required by Aladdin which does not exceed the Customer Energy Requirement, including, but not limited to, the Specified Demand Amount.

        9. This Amendment shall be considered Amendment No. 2 to the Energy Service Agreement. Except as expressly amended herein, the Energy Service Agreement remains in force.

        10. This Amendment will be governed by and construed in accordance with the internal laws and decisions of the State of Nevada.

        11. Time is of the essence hereof.

        12. This Amendment may be executed in one or more counterparts, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become biding when one or more counterparts have been signed by each of the parties hereto and delivered to Northwind and to Aladdin.

        13. Neither Northwind nor Aladdin shall assign its interest or delegate its duties under this Amendment except in accordance with Section
10.2 of the Energy Service Agreement.


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                IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first written above.

NORTHWIND ALADDIN, LLC,                     ALADDIN GAMING, LLC,
a Nevada limited-liability company          a Nevada limited-liability company



By: /s/ John Mitola                         By: /s/ Richard Goeglein
   ----------------------------------          -------------------------------
Name:   John Mitola                         Name:   Richard Goeglein
Title:  Vice President & General Manager    Title:  President &
                                                    Chief Executive Officer


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